EXHIBIT 23.01



Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K, into the Company's previously filed Registration
Statement File No. 333-40601, Registration Statement File No. 333-66949, Registration Statement File No. 333-72323, and
Registration Statement File No. 333-72351.





Omaha, Nebraska,
March 27, 2001